[SASM&F LLP Newark Letterhead]

                                                             November ___, 1997

Syms Corp
Syms Way
Secaucus, New Jersey  07094

                       Re:   Syms Corp Registration Statement
                             on Form S-3
                             --------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Syms Corp, a New Jersey corporation (the "Company") and certain stockholders of the Company (the "Selling Stockholders"), in connection with the public offering by certain of the Selling Stockholders (the "Firm Share Sellers") of 3,500,000 shares (the "Firm Shares") of the Company's Common Stock, par value $.05 per share (the "Common Stock") and the sale by one of the Firm Share Holders and the remaining Selling Stockholders (collectively, the "Option Share Sellers") of up to 525,000 shares (the "Option Shares" and, together with the Firm Shares, the "Shares") of Common Stock to cover over-allotments in connection with the sale of the Firm Shares.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-3 (Registration No. 333-38711) as filed with the Securities and Exchange Commission (the "Commission") on October 24, 1997 under the Act (the "Registration Statement"); (ii) the form of Underwriting Agreement (the "Underwriting Agreement") proposed to be


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entered into among the Company, the Selling Stockholders, and Bear, Stearns &
Co. Inc., Salomon Brothers Inc and their affiliates, as representatives of the underwriters named therein (the "Underwriters"), which was filed as an exhibit to the Registration Statement; (iii) a specimen certificate evidencing the Common Stock; (iv) the Certificate of Incorporation of the Company, as presently in effect; (v) the By-Laws of the Company, as presently in effect; and (vi) certain resolutions of the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the bar in the State of New Jersey, and we do not express any opinion as to the laws of any other jurisdiction.


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     Based upon and subject to the foregoing, we are of the opinion that:

     The Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                 Very truly yours,

                                 /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
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